UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

METHODE ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

METHODE ELECTRONICS, INC.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 17, 2004

To the Stockholders of
METHODE ELECTRONICS, INC.:

Notice is hereby given that an annual meeting of stockholders of Methode Electronics, Inc. (“Methode”) will be held on Tuesday, February 17, 2004 at 10:30 a.m., Chicago time, at The Rosewood Meeting Facility, 9421 W. Higgins Road, Rosemont, Illinois, for the following purposes:

1.	To elect a board of directors; and

2.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on January 9, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided. We respectfully request your cooperation.

By order of the Board of Directors

William T. Jensen
Chairman

January 16, 2004

PROXY STATEMENT

THE ANNUAL MEETING

General

The enclosed proxy is solicited on behalf of Methode in connection with an annual meeting of our stockholders to be held on Tuesday, February 17, 2004 at 10:30 a.m., Chicago time, at The Rosewood Meeting Facility, 9421 W. Higgins Road, Rosemont, Illinois, and at any adjournment or postponement of the annual meeting.

At the annual meeting, we will ask our stockholders to elect our board of directors.

This proxy statement and the accompanying proxy card are first being mailed to our stockholders on or about January 16, 2004.

Record Date; Shares Outstanding

Our board of directors has fixed the close of business on January 9, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. As of the record date, there were 35,462,703 shares of our common stock outstanding. All shares of our common stock are entitled to vote at the annual meeting.

Quorum; Votes Required

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the annual meeting. Generally, broker non-votes occur when shares held by a broker or nominee for a beneficial owner are not voted with respect to a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and the broker or nominee lacks discretionary power to vote such shares.

At the annual meeting, each share of common stock will be entitled to one vote per share. The approval of the proposal to elect eight directors requires the director nominees to be elected by a majority of the shares of common stock represented at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes are not counted as votes “for” the directors.

Voting Procedures

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided on the proxy card. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. In order to grant a proxy by Internet, go to www.proxyvote.com and enter your individual 12-digit control number on your proxy card in order to obtain your records and to create an electronic voting instruction form. In order to grant a proxy by telephone, call 1-800-690-6903 and enter your individual 12-digit control number on your proxy card and then follow the instructions given over the telephone. You may grant your proxy by Internet or by telephone up until 11:59 p.m. Eastern Time the day before the annual meeting date. Please do not submit a proxy card if you delivered your proxy by telephone or the Internet unless you intend to change your voting instructions.

If you return a proxy without direction, the proxy will be voted “FOR” the election of all eight director nominees.

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before the annual meeting. You may revoke your proxy by notifying our Corporate Secretary in writing that you wish to revoke your proxy at the following address: Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706, attention Corporate Secretary. You may also revoke your proxy by submitting a later-dated and properly executed proxy (including by means of the telephone or Internet) or by voting in person at the annual meeting. Attendance at the annual meeting will not, by itself, revoke a proxy.

Proxy Solicitation Expenses

We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others to be forwarded to such beneficial owners. We will reimburse such persons for their reasonable costs of forwarding solicitation materials to such beneficial owners. Our directors, officers or other regular employees may solicit proxies by telephone, by e-mail, by fax or in person. No additional compensation will be paid to directors, officers and other regular employees for such services.

We have retained the services of ADP Investor Communication Services (“ADP”) to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries. We will pay ADP approximately $5,000, plus out-of-pocket expenses, for these services.

SECURITY OWNERSHIP

Five Percent Stockholders

The following table sets forth information regarding all persons known to be the beneficial owners of more than 5% of Methode’s common stock as of January 9, 2004 (except as set forth in the relevant footnotes).

Name and Address of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership (1)	Percent of Class
Barclays Global Investors, N.A. (2) 45 Fremont Street San Francisco, California 94105	Common Stock	3,245,321	9.2%
T. Rowe Price Associates, Inc. (3) 100 East Pratt Street Baltimore, Maryland 21202	Common Stock	2,671,900	7.5%
NFJ Investment Group L.P. (4) c/o Allianz Dresdner Asset Management of America L.P. 888 San Clemente Drive, Suite 100 Newport Beach, California 92660	Common Stock	1,912,650	5.4%

(1)	Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2)	Based solely on a Schedule 13F filed by Barclays Global Investors, N.A. with the Securities and Exchange Commission on November 14, 2003.

(3)	Based solely on a Schedule 13F filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on November 14, 2003.

(4)	Based solely on a Schedule 13F filed by Allianz Dresdner Asset Management of America L.P. with the Securities and Exchange Commission on November 14, 2003.

Directors and Executive Officers

The following table sets forth information regarding our common stock beneficially owned as of January 9, 2004 by (i) each director, (ii) each of the named executive officers, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership (1)		Percent of Class
Warren L. Batts	Common Stock	24,000	(2)	*
William C. Croft	Common Stock	117,107	(3)	*
Donald W. Duda	Common Stock	156,943	(4)	*
Christopher J. Hornung	Common Stock	0		—
William T. Jensen	Common Stock	270,133	(5)	*
Paul G. Shelton	Common Stock	0		—
Lawrence B. Skatoff	Common Stock	0		—
George C. Wright	Common Stock	113,176	(6)	*
Douglas A. Koman	Common Stock	65,212	(7)	*
Robert J. Kuehnau	Common Stock	108,985	(8)	*
James F. McQuillen	Common Stock	36,028	(9)	*
All current directors and executive officers as a group (12 individuals)	Common Stock	990,884	(10)	2.8%

*	Percentage represents less than 1% of the total shares of common stock outstanding as of January 9, 2004.

(1)	Beneficial ownership arises from sole voting and investment power unless otherwise indicated in the footnotes below.

(2)	Includes options to purchase 10,000 shares of common stock exercisable within sixty days.

(3)	Includes options to purchase 29,707 shares of common stock exercisable within sixty days.

(4)	Includes options to purchase 154,413 shares of common stock exercisable within sixty days and 2,030 shares of common stock held in Methode’s 401(k) Plan.

(5)	Includes options to purchase 150,000 shares of common stock exercisable within sixty days.

(6)	Includes 83,469 shares of common stock held as co-trustee and options to purchase 29,707 shares of common stock exercisable within sixty days.

(7)	Includes options to purchase 61,398 shares of common stock exercisable within sixty days and 3,814 shares of common stock held in Methode’s 401(k) Plan.

(8)	Includes options to purchase 76,076 shares of common stock exercisable within sixty days and 8,486 shares of common stock held in Methode’s 401(k) Plan.

(9)	Includes options to purchase 28,256 shares of common stock exercisable within sixty days.

(10)	Includes options to purchase 561,632 shares of common stock exercisable within sixty days, 50,429 shares of common stock held in Methode’s 401(k) Plan and 83,469 shares of common stock held as co-trustee.

THE BOARD OF DIRECTORS

A board of eight directors will be elected at the annual meeting. Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. All of the nominees listed below currently serve as Methode directors and were nominated unanimously by our independent directors. The shares represented by the proxies given pursuant to this solicitation will be voted for the following nominees unless votes are withheld in accordance with the instructions contained in the proxy. If any of these nominees is not a candidate for election at the annual meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee appointed by the Board of Directors.

Name	Age	Director Since	Principal Occupation for Last 5 Years and Other Directorships
Warren L. Batts	71	2001
Retired Chairman and Chief Executive Officer of Tupperware Corporation, a diversified consumer products company. Mr. Batts is also the Retired Chairman of Premark International, Inc., a diversified consumer products company.

William C. Croft	86	1975	Chairman of the Board, Clements National Company, a manufacturer of electrical equipment, since 1975.
Donald W. Duda	48	2001
President of Methode since February 2001. Prior thereto, Mr. Duda was Vice President – Interconnect Products Group of Methode since March 2000. Prior thereto, Mr. Duda was with Amphenol Corporation, a manufacturer of electronic connectors, as General Manager of its Fiber Optic Products Division from 1988 through November 1998.

Christopher J. Hornung	51	2004
Founder, Chairman and Chief Executive Officer of Pacific Cycle, a large bicycle company in the United States marketing Schwinn, Mongoose, Roadmaster and GT bicycles worldwide through 43 international distributors.

William T. Jensen	76	2001; 1959–1997	Chairman of the Board since February 2001; President of Methode from December 1994 through February 1997.
Paul G. Shelton	53	2004
Retired since December 2003. Prior thereto, Mr. Shelton was Vice President and Chief Financial Officer of FleetPride Inc., an independent heavy-duty parts distributor, since 2001. Mr. Shelton was Chief Financial Officer of AMCOL International Corporation, a supplier of specialty minerals and chemicals, from 1984 through 2001.

Lawrence B. Skatoff	64	2004
Retired since March 2001. Prior thereto, Mr. Skatoff was Executive Vice President and Chief Financial Officer of BorgWarner Inc., a manufacturer of highly engineered systems and components for the automotive industry, since 2000. Prior thereto, Mr. Skatoff was Senior Vice President and Chief Financial Officer of Premark International, Inc. from 1991 through 1999.

George C. Wright	80	1968	Retired since December 2001. Prior thereto, Mr. Wright was President of Piedmont Co. Inc., a distributor of marine products.

BOARD COMMITTEES

The Board of Directors has standing Audit, Compensation and Nominating Committees.

The Audit Committee held nine meetings during the fiscal year ended April 30, 2003. In addition to two meetings to plan and review the results of the annual audit, the Audit Committee held seven meetings with management and Methode’s independent auditors in connection with Methode’s quarterly earnings releases and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during fiscal 2003. The functions performed by this committee are to meet with and review the results of the audit performed by Methode’s independent auditors and to select Methode’s independent auditors. During the 2003 fiscal year, directors Warren L. Batts, William C. Croft and George C. Wright were members of the Audit Committee. See “Audit Committee Matters” below for more information regarding the Audit Committee.

The Compensation Committee held three meetings during the 2003 fiscal year. The functions performed by this committee are to review salaries and bonuses of all officers and key management personnel and the overall administration of Methode’s compensation program. During the 2003 fiscal year, directors Warren L. Batts and William C. Croft were members of the Compensation Committee.

The Nominating Committee held one meeting during the 2003 fiscal year. The functions performed by this committee are to make recommendations to the Board regarding nominees, matters of corporate governance and Board procedures and practices, including those of the committees of the Board, and to evaluate the performance, qualifications and attendance of current Board members. During the 2003 fiscal year, director Warren L. Batts and Robert R. McGinley, a former director, were members of the Nominating Committee.

The Board of Directors held six meetings during the 2003 fiscal year. During their respective tenures, no incumbent director attended less than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the respective committees on which he served.

CORPORATE GOVERNANCE MATTERS

Methode is committed to establishing and maintaining high standards of corporate governance which are intended to serve the long-term interests of Methode and its stockholders and employees.

Director Independence

Methode’s Board of Directors has considered the independence of its members under the applicable standards of the Securities and Exchange Commission and the Nasdaq Stock Market. The Board has determined that all of its current directors, each of which are nominated for election at the annual meeting, are independent under those standards, except for Mr. Jensen, Chairman of Methode and Mr. Duda, President of Methode. Messrs. Jensen’s and Duda’s lack of independence relates solely to their service as executive officers of Methode and is not due to any other transactions or relationships.

Committees of the Board

The Board of Directors has determined that each current member of the Audit Committee, the Compensation Committee and the Nominating Committee satisfies the independence requirements of applicable federal law and the listing standards of the Nasdaq Stock Market.

Director Nominations

As noted above, during fiscal 2003 Methode’s Nominating Committee consisted of two members, Warren L. Batts and Robert McGinley, a former director. Until the recent elimination of our dual-class structure in January 2004, 25% of our directors were elected by the holders of our Class A common stock and the remaining directors were elected by holders of the Class B common stock. The Class B common stock was controlled by the McGinley family and related trusts.

We have not received director candidate recommendations from our stockholders in the last five (5) years and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. Methode does not intend to treat stockholder recommendations in any manner different from other recommendations.

The Nominating Committee does not have a charter and has not adopted a policy with respect to minimum qualifications for board members. With respect to each individual vacancy, the Nominating Committee intends to determine the specific qualifications and skills required to fill that vacancy and to complement the existing qualifications and skills of the other Board members.

Historically, Methode has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

Stockholder Communication with Board Members

Methode’s Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of our Board of Directors on appropriate matters. Each of our directors is requested to attend the Annual Meeting in person. We anticipate that a majority of our directors will attend the 2003 Annual Meeting. In addition, stockholders may, at any time, communicate in writing with any particular director, or non-management directors as a group, by sending such written communication to the Corporate Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706. Copies of written communications received at such address will be provided to the relevant director or the non-management directors as a group unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Methode or Methode’s business or communications that relate to improper or irrelevant topics.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee oversees Methode’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Methode’s independent auditors, Ernst & Young LLP (“Ernst & Young”), which is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of Methode’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards.

Ernst & Young provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with Ernst & Young the firm’s independence from management and Methode and considered the compatibility of nonaudit services with the firm’s independence.

The Audit Committee discussed with Methode’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of Methode’s internal control, and the overall quality of Methode’s financial reporting. The Committee also discussed with Ernst & Young matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
George C. Wright, Chairman
Warren L. Batts
William C. Croft

Audit Committee Charter

The Audit Committee operates pursuant to a written charter. A copy of our Audit Committee Charter, which was revised in January 2004, has been attached to this proxy statement as Appendix 1.

Auditing and Related Fees

Our Audit Committee has engaged Ernst & Young to examine Methode’s consolidated financial statements for the fiscal year ending April 30, 2004. Ernst & Young has served Methode in this capacity since 1966.

Fees paid to Ernst & Young for services performed in fiscal year 2003 were as follows:

Audit Fees	$358,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$101,500
Total Fees	$459,500

All other fees include non-audit related fees, which include fees for employee benefit plan audits, certain attestation services not required by statute or regulation and due diligence services; and tax fees, which include fees for tax compliance, tax advice and expatriate tax services.

Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policies

Pursuant to its Charter, the Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services provided by Ernst & Young and shall not engage Ernst & Young to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

EXECUTIVE COMPENSATION

The Summary Compensation Table below includes, for each of the fiscal years ended April 30, 2003, 2002 and 2001, individual compensation paid for services to Methode and its subsidiaries to Methode’s chief executive officer and the four other most highly compensated individuals serving as executive officers of Methode at the end of fiscal 2003 (the “Named Executives”).

Summary Compensation Table

		Annual Compensation			Long Term Compensation		All Other Compensation ($)(4)
					Awards	Payouts
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)		Securities Underlying Options (#)	LTIP Payouts ($)(3)
William T. Jensen Chairman	2003 2002 2001	279,447 260,664 59,615	132,124 114,498 237,549	(2)	50,000 50,000 100,000	— — —	2,408 2,529 2,641
Donald W. Duda President	2003 2002 2001	291,038 268,914 206,647	132,124 114,498 136,983		100,000 100,000 100,000	15,454 — —	7,214 5,100 —
Douglas A. Koman Vice President Corporate Finance	2003 2002 2001	189,994 152,719 51,913	66,489 54,065 20,006		35,000 75,000 42,648	— — —	6,005 1,414 —
Robert J. Kuehnau Vice President, Treasurer and Controller	2003 2002 2001	183,409 170,053 161,972	66,489 54,065 70,135		20,000 30,000 20,000	83,836 74,751 73,450	7,852 6,518 6,332
James F. McQuillen Executive Vice President	2003 2002 2001	180,160 160,691 142,592	17,219 7,500 53,029		15,000 20,000 15,000	32,521 42,206 18,980	5,874 5,100 5,100

(1)	Includes the following cash car allowances for the following Named Executives in 2003, 2002 and 2001 respectively: Mr. Duda, $9,450, $8,250 and $6,000; Mr. Koman, $9,200 and $4,400; Mr. Kuehnau, $9,200, $4,725 and $3,900; and Mr. McQuillen, $8,750, $6,000 and $6,000.

(2)	Includes a $200,000 payment pursuant to the Supplemental Executive Benefit Plan (“SEBP”). The SEBP terminated in fiscal year 2001.

(3)	Long-Term Incentive Plan (“LTIP”) payouts represent amounts paid pursuant to Methode’s Longevity Contingent Bonus Program. See “Long-Term Incentive Plans—Awards in Last Fiscal Year” and “Board Compensation Committee Report on Executive Compensation—Long-Term Incentive” below for a description of the Longevity Contingent Bonus Program.

(4)	Includes the following company contribution under Methode’s 401(k) Plan for the following Named Executives in fiscal 2003, 2002, and 2001 respectively: Mr. Duda, $7,214 and $5,100; Mr. Koman, $6,005 and $1,414; Mr. Kuehnau, $6,285, $5,100 and $5,100; and Mr. McQuillen, $5,874, $5,100 and $5,100. Includes the following above-market interest accruals under Methode’s Capital Accumulation Program for the following Named Executives in fiscal 2003, 2002 and 2001, respectively: Mr. Jensen, $2,408, $2,529 and $2,641; and Mr. Kuehnau, $1,567, $1,418 and $1,232.

Option Grants In Last Fiscal Year

Set forth below is information on non-qualified stock options to purchase shares of Methode common stock granted to the Named Executives for the fiscal year ended April 30, 2003, which are reflected in the Summary Compensation Table.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees (2)	Exercise Price (3)	Expiration Date	5%	10%
William T. Jensen	50,000	9.1%	$11.44	7/3/2013	359,500	911,500
Donald W. Duda	100,000	18.1%	$11.44	7/3/2013	719,000	1,823,000
Douglas A. Koman	35,000	6.3%	$11.44	7/3/2013	251,650	638,050
Robert J. Kuehnau	20,000	3.6%	$11.44	7/3/2013	143,800	364,600
James F. McQuillen	15,000	2.7%	$11.44	7/3/2013	107,850	273,450

(1)	These non-qualified stock options to purchase shares of Methode’s common stock were issued pursuant to Methode’s 2000 Stock Plan and may not be exercised until they vest. Mr. Jensen’s options vest after one year; options granted to Messrs. Duda and Koman vest 25% after one year, 50% after two years, 75% after three years and 100% after four years; and options granted to Messrs. Kuehnau and McQuillen vest 33% after one year, 67% after two years and 100% after three years.

(2)	Based on a total of 551,900 options granted to all employees.

(3)	Fair market value on the date of grant.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 4/30/03 Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable / Unexercisable
William T. Jensen	—	—	50,000 / 100,000	$226,500 / $245,500
Donald W. Duda	—	—	79,413 / 150,000	$226,500 / $264,500
Douglas A. Koman	—	—	30,148 / 87,500	$47,393 / $71,375
Robert J. Kuehnau	—	—	58,576 / 40,000	$34,300 / $45,700
James F. McQuillen	—	—	14,089 / 27,500	$25,725 / $33,325

Long-Term Incentive Plans—Awards In Last Fiscal Year

Methode has a Longevity Contingent Bonus Program that covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of Methode and his employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his employment with Methode during the three-year period or his employment performance is not satisfactory, no longevity compensation is payable under this program. The following table includes information regarding amounts payable under the Longevity Bonus Program to the Named Executives based on the bonuses earned in fiscal 2003.

		Estimated Future
Name	Performance or Other Period Until Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)
William T. Jensen	3 years	132,124	132,124	132,124
Donald W. Duda	3 years	132,124	132,124	132,124
Douglas A. Koman	3 years	66,489	66,489	66,489
Robert J. Kuehnau	3 years	66,489	66,489	66,489
James F. McQuillen	3 years	17,219	17,219	17,219

Employment Agreements

Jensen Employment Agreement

William T. Jensen entered into an agreement with Methode in connection with his election to Chairman of the board of directors in February 2001. Under the agreement, as amended, Mr. Jensen was entitled to an annual salary of $278,356 and a quarterly bonus equal to .75% of first $2,000,000 pretax profit, .375% of the next $2,000,000 of pre-tax profit and .25% of all other pre-tax profit. In addition, Mr. Jensen was granted an option to purchase 100,000 shares of Methode’s common stock in fiscal 2001. In June 2002, the Compensation Committee elected to extend the term of the agreement to June 30, 2003. This agreement has not been further extended.

Employment Security Agreements

On December 21, 2001, Messrs. Duda, Koman, Kuehnau and McQuillen each entered into an Employment Security Agreement with Methode. Each agreement provides that if within three years of a Change in Control (as defined below) or during a Period Pending a Change in Control (as defined below), Methode terminates the executive’s employment without good cause or the executive voluntarily terminates his employment for good reason, the executive is entitled to (1) a lump sum cash payment equal to three times the executive’s annual salary (two times the annual salary in the case of Mr. McQuillen), (2) a lump sum cash bonus payment equal to 100% of the executive’s annual salary plus a pro-rata portion of the executive’s earned but unpaid bonus, (3) continued participation in Methode’s welfare benefit plans for three years or until the executive becomes covered under other welfare benefit plans providing substantially similar benefits, (4) unpaid salary or other compensation earned with respect to periods prior to the executive’s termination, including accumulated but unused vacation and accrued bonuses under the Longevity Contingent Bonus Program, and (5) a lump sum of any amount payable to the executive pursuant to a tax gross-up payment.

In general, a “Change in Control” shall have occurred if any of the following occur:

(1)	any person or group is or becomes the beneficial owner of 25 percent or more of Methode’s common stock (excluding shares acquired directly from Methode or acquired in certain mergers and business combinations);

(2)	at any time during any period of two consecutive 12-month periods, members of Methode’s board of directors at the beginning of the period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board. Directors approved by a majority of the Incumbent Board will be considered members of the Incumbent Board. However, directors elected in connection with an actual or threatened proxy contest or solicitation by a third party will not be considered members of the Incumbent Board for this purpose; or

(3)	there is a merger or other business combination of Methode pursuant to which Methode’s stockholders own less than 60 percent of the voting stock of the surviving corporation.

“Period Pending a Change in Control” is defined in each agreement as the period between the time an agreement is entered into by Methode with respect to a transaction which would constitute a Change in Control, and the closing of such transaction.

Donald W. Duda Cash Bonus Agreement

In each of May 2001 and June 2002, Methode granted Donald W. Duda a stock option award for 200,000 shares of common stock under Methode’s 2000 Stock Plan. Due to annual award volume limitations contained in the 2000 Stock Plan, each of these stock option awards are void to the extent that the number of shares granted exceeds 100,000 shares of common stock. Accordingly, each of these grants were reduced to 100,000 shares of common stock. In July 2003, Methode granted Mr. Duda a stock option award for 100,000 shares of common stock, and would have granted him an additional 150,000 shares if the 2000 Stock Plan’s annual volume limitation did not apply. In light of the foregoing and in order to compensate Mr. Duda equitably, effective as of August 22, 2003, Methode and Donald W. Duda entered into a Cash Bonus Agreement. Pursuant to this Cash Bonus Agreement, Mr. Duda is entitled to up to three cash bonuses, with the amounts to be determined based on two factors: the increase, if any, in the value of the common stock, and the date Mr. Duda is paid the bonus. All bonuses payable under the Cash Bonus Agreement are forfeited if Mr. Duda is terminated for cause.

The amount of the first cash bonus shall be determined by multiplying 100,000 by the value of the common stock in excess of $10.50 (the value of common stock on the date of the 2002 stock option grant). The vesting is the same as the underlying June 2002 stock option award. The amount of the second cash bonus shall be determined by multiplying 150,000 by the value of the common stock in excess of $11.44 (the value of common stock on the date of the 2003 stock option grant). The vesting is the same as the underlying July 2003 stock option award. These bonuses shall be paid on the earliest to occur of the following: (i) a date selected by Mr. Duda, provided there are no vested but unexercised options with respect to the corresponding option grant: (ii) termination of Mr. Duda’s employment without cause; (iii) Mr. Duda’s death or disability; and (iv) June 10, 2012 (for the first bonus) and July 3, 2013 (for the second bonus).

Methode will pay Mr. Duda a third cash bonus in the event a change in control of Methode occurs prior to May 4, 2004, provided Mr. Duda is an employee of Methode immediately prior to such event. The amount of this cash bonus shall be determined by multiplying 100,000 by the value of the common stock on the date of the change of control in excess of $6.35 (the value of common stock on the date of the 2001 stock option grant).

Longevity Contingent Bonus Program

Methode has a Longevity Contingent Bonus Program that covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of Methode and his employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his employment with Methode during the three-year period or his employment performance is not satisfactory, no longevity compensation is payable under this program.

Director Compensation

Directors who are not also Methode employees are compensated at the rate of $25,000 annually, plus an attendance fee of $500 for any special board meeting in addition to the regularly scheduled quarterly meetings. Directors who are members of the Compensation, Nominating or Audit Committees receive an additional $500 for each committee meeting attended. In addition, each non-employee director is eligible to participate in the 2000 Stock Plan. Each non-employee director was granted an option to purchase 5,000 shares of Methode common stock for the fiscal year ended April 30, 2003. These options vest six months after the grant date. Directors who are also Methode employees are not paid for their services as directors or for attendance at meetings. In fiscal 2003, Messrs. Croft and Wright accrued above-market interest under Methode’s Capital Accumulation Program of $2,237 and $2,221, respectively.

2000 Stock Plan

The 2000 Stock Plan provides for awards of incentive stock options, non-qualified stock options, stock appreciation rights, and restricted stock. All present and future directors, officers and employees, are eligible to participate. Two million shares of common stock have been reserved for issuance (no more than 500,000 of which may be used for restricted stock). All options automatically vest if within 12 months following a Change of Control the participant is terminated without cause or resigns for good reason and the award is exercisable for 90 days after the termination. A Change of Control is defined as one of the following occurrences: (1) any person other than William McGinley or his family owns more than 25% of the total voting power of Methode, (2) if a tender offer is made for Methode, a change of control is deemed to have occurred on the first to occur of (A) the person making the offer owns or has accepted for payment more than 25% of the voting stock or (B) three business days before the offer is to terminate if, by the terms of the offer, the offeror could own more than 50% of the voting stock, or (3) individuals who were the board’s nominees for election are not reelected at a meeting involving a contested election.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, Methode’s directors, its executive officers, and any persons holding more than 10% of Methode’s common stock are required to report their initial ownership of common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and Methode is required to disclose in this proxy statement any failure to file by the required dates during its fiscal year ended April 30, 2003. All of these filing requirements were satisfied. In making these disclosures, Methode has relied solely on written representations of its directors and executive officers and copies of the reports filed with the Commission.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee during the 2003 fiscal year was composed of Messrs. Batts and Croft. No interlocking relationships exist between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Methode’s compensation philosophy is comprised of several elements designed to retain key management personnel, reward performance, dedication and historical service to Methode, and to relate executive pay to long-term performance. These elements consist of a base salary, bonus compensation, incentive awards directly relating pay to performance, and long-term incentive awards designed to align executive interests with stockholder interests.

Base Salary

The base salaries of Methode’s executive officers have remained relatively flat, with small increases to reflect inflation. The Compensation Committee reviews base salaries annually. Although base salaries have not been high relative to other companies of comparable size, the bonus has been a key tool for rewarding performance. Pursuant to Mr. Jensen’s employment agreement, as amended, Mr. Jensen was paid an annual salary of $279,447.

Bonus Compensation

Quarterly cash bonuses for all officers and managerial personnel, other than Mr. Jensen, are determined pursuant to a bonus plan reviewed from time to time by the Compensation Committee. Mr. Jensen’s quarterly cash bonuses are determined pursuant to his employment agreement. Pursuant to the bonus plan and Mr. Jensen’s employment agreement, bonus amounts are calculated according to a formula which assigns certain percentages to different levels of adjusted pretax profits. Mr. Jensen earned quarterly cash bonuses totaling $132,124 during fiscal 2003.

Long-Term Incentives

Methode has instituted several plans that are designed to provide long-term incentives for executives by relating executive compensation to Methode’s performance over time as well as by rewarding continued service. The Longevity Contingent Bonus Program (the “Bonus Program”) awards officers and key management personnel a matching bonus (equal to the amount of the current quarterly bonus), which will be considered as earned and payable in three years provided that the participant is still employed and performance has been satisfactory. If, for any reason, other than death, disability, or retirement, the officer or key employee terminates his employment with Methode during the three year period, or his employment performance is not satisfactory, no longevity compensation is payable under this program. Mr. Jensen’s total quarterly bonus awards in 2003 were $132,124. He is therefore eligible to receive payments totaling this amount in fiscal 2006.

The Methode Electronics, Inc. 1997 Stock Plan and 2000 Stock Plan (the “Stock Plans”) also provide long-term incentive to employees. The Stock Plans provide for the granting of awards of restricted stock, incentive stock options, nonqualified stock options and stock appreciation rights with respect to the common stock. The Compensation Committee administers the Stock Plans and from time to time grants awards under the Stock Plans to selected eligible directors and employees. Mr. Jensen received a grant of an option to purchase 50,000 shares of Methode common stock for fiscal 2003.

Donald W. Duda Cash Bonus Agreement

In each of May 2001 and June 2002, Methode granted Mr. Duda a stock option award for 200,000 shares of common stock under Methode’s 2000 Stock Plan. Due to annual award volume limitations contained in the 2000 Stock Plan, each of these stock option awards are void to the extent that the number of shares granted exceeds 100,000 shares of common stock. Accordingly, each of these grants were reduced to 100,000 shares of common stock. In July 2003, Methode granted Mr. Duda a stock option award for 100,000 shares of common stock, and would have granted him an additional 150,000 shares if the 2000 Stock Plan’s annual volume limitation did not apply. In light of the foregoing and in order to adequately compensate Mr. Duda, the Compensation Committee determined to grant Mr. Duda cash bonuses calculated based on the appreciation in Methode’s common stock and Mr. Duda’s tenure with Methode. Accordingly, on August 22, 2003, Methode and Donald W. Duda entered into a Cash Bonus Agreement. This agreement is summarized in more detail under “Employment Agreements—Donald W. Duda Cash Bonus Agreement.”

COMPENSATION COMMITTEE
Warren L. Batts
William C. Croft

PERFORMANCE GRAPH

The following graph sets forth a five year comparison of the cumulative total stockholder returns for the following: (1) Methode’s Class A common stock; (2) Methode’s Class B common stock; (3) the CRSP Total Return Index for The Nasdaq Stock Market (US Companies); and (4) a custom peer group of publicly traded companies. All returns were calculated assuming dividend reinvestment on a quarterly basis.

The Peer Group includes companies that manufacture, or have business units that manufacture, electrical and electronic connectors, interconnect devices, or controls and components for the automotive, computer, communications systems and other markets. The Peer Group consists of the following companies: Amphenol Corporation, CTS Corporation, Delphi Automotive Systems Corporation, Littelfuse, Inc., Molex Incorporated (Class A Common Stock), Thomas & Betts Corporation and TRW, Inc.

RELATED PARTY TRANSACTIONS

James W. McGinley and Robert R. McGinley, the sons of William J. McGinley, Methode’s founder, were both members of our Board of Directors until their resignation in October 2003. James McGinley and Robert McGinley, together with their sister, Margaret J. McGinley, are special fiduciaries, co-trustees and beneficiaries of Marital Trust No. 1 and Marital Trust No. 2, each created under the William J. McGinley Trust (the “Trusts”). Set forth below is a brief description of certain recent transactions between Methode, members of the McGinley family and the Trusts.

The Merger Agreement

As of July 18, 2003, Methode entered into an agreement with the Trusts, the Jane R. McGinley Trust, James McGinley, Robert McGinley and Margaret McGinley. Pursuant to this agreement, the McGinley family, the Trusts and the Jane R. McGinley Trust sold 750,000 shares of their Class B common stock to Methode for $22.75 per share and agreed to vote their remaining 181,760 shares of Class B common stock in favor of a merger in which all outstanding shares of Methode’s Class B common stock would receive $23.55 per share and the Class A common stock would be converted into new Methode common stock (the “Merger”). The Merger occurred on January 8, 2004. Pursuant to the terms of the Merger, the Trusts, the Jane R. McGinley Trust and the McGinley family members were paid $23.55 per share for their 181,760 remaining shares of Class B common stock. Pursuant to the terms of the agreement, Roy M. Van Cleave ceased to be a director upon the completion of the Merger.

The Planned Tender Offer by Methode

Methode previously entered into an agreement dated August 19, 2002, and amended December 26, 2002, with the Trusts, Jane McGinley, Margaret McGinley, James McGinley, and Robert McGinley to commence a tender offer to purchase all of the outstanding Class B common stock at a price of $20 per share in cash by the terms and conditions provided for in the agreement.

Pursuant to the agreement, Methode’s obligation to commence the tender offer was subject to the prior approval of the offer by a majority of the Class A common stockholders present at a special meeting (excluding Class A common stock held by the Trusts and the McGinley family members). The Trusts, Jane McGinley, Margaret McGinley, James McGinley, and Robert McGinley agreed to tender their shares within ten business days of commencement and not to withdraw, on the condition that less than 100,000 shares of Class B common stock were outstanding after the planned Methode tender offer. Under the agreement, the Trusts, the Jane R. McGinley Trust, Margaret McGinley, James McGinley, and Robert McGinley were obligated to tender all of their Class B common stock in the offer. This represented an aggregate of 931,760 shares of Class B common stock, or 85.7% of the outstanding Class B common stock.

On June 12, 2003, Methode mailed to its stockholders the definitive proxy statement in connection with the special meeting scheduled for July 10, 2003 for eligible Class A common stockholders to vote on the making of the planned tender offer. On July 8, 2003, Dura Automotive Systems, Inc. commenced an unsolicited tender offer for all of the outstanding shares of Class B common stock at $23.00 per share. On July 10, 2003, Methode adjourned the special meeting until July 24, 2003. On July 14, 2003, the Trusts and the McGinley family members gave notice of termination of the agreement. On July 23, 2003, Methode cancelled its special meeting of stockholders scheduled to reconvene on July 24, 2003.

The Horizon Loan

The Trusts also own Horizon Farms, Inc. (“Horizon”), a horse farm and breeding operation. As co-trustees and beneficiaries of the Trusts, James McGinley and Robert McGinley have an interest in Horizon. In addition, James McGinley and Robert McGinley are officers and directors of Horizon.

In early 2001, Methode was completing its request for the revenue ruling in connection with the Stratos Lightwave spin-off. At the request of the IRS, William J. McGinley provided an undertaking to the IRS that he had no present intention to sell any of his Class A or Class B common stock (the majority of which shares are now held by the Trusts). William McGinley passed away in late January 2001. Consequently, the IRS required that

William McGinley’s Estate, as the owner of such Class A common stock and Class B common stock, provide a similar undertaking to that provided by William McGinley.

After William McGinley’s death, loans held by William McGinley for which the Estate was responsible became due because of his death. The Estate informed Methode that it would be unable to provide the requested representation to the IRS because if the banks attempted to quickly foreclose on the loans, the Estate might be forced to sell various assets, including its Methode Class A common stock and Class B common stock. In discussions with Methode, the Estate indicated that if it received a term loan from Methode which allowed it to pay off the loans, it would be able to provide the representation to the IRS required in connection with the Stratos Lightwave spin-off.

With the approval of our board of directors, in April 2001, Methode loaned $6 million to Horizon. Upon receipt of the Horizon loan, the Estate executed the required IRS representation. The Horizon loan was payable on June 30, 2003 and bore interest at a rate of 5.25% per annum.

On June 30, 2003, Horizon paid off the Horizon loan in full.

Split-Dollar Insurance Agreement

Other non-operating income for Methode for fiscal 2001 included $6.6 million from insurance proceeds of approximately $10 million related to the death in January 2001 of William J. McGinley, Methode’s founder and the father of James McGinley and Robert McGinley. Methode was a party to a Split-Dollar Insurance Agreement dated August 9, 1996, with the William J. McGinley and Jane R. McGinley Irrevocable Trust (the “Irrevocable Trust”). James W. McGinley, Robert R. McGinley and their sister, Margaret J. McGinley, and other McGinley family members, are beneficiaries of the Irrevocable Trust. Pursuant to the Split-Dollar Insurance Agreement, Methode agreed to pay premiums on five life insurance policies owned by the Irrevocable Trust on the lives of William J. McGinley and Jane R. McGinley, the wife of William J. McGinley and the mother of James McGinley and Robert McGinley. Methode had collateral assignments on the policies that entitled it to receive reimbursement from the insurance proceeds at the greater of the cumulative premiums paid or the cash surrender value of the policies.

As a result of the death of Jane McGinley in February 2003, insurance proceeds of approximately $10.5 million were paid under four of the split-dollar last survivor life insurance policies. In April 2003, approximately $3.5 million was paid to the Irrevocable Trust under one such policy and approximately $1.0 million was paid to Methode, representing the cash surrender value of the policy. With respect to the three remaining policies, the proceeds paid to the Irrevocable Trust equaled approximately $4.7 million and the amount paid to Methode equaled approximately $1.3 million, representing the premiums paid on those policies by Methode.

Methode and the Irrevocable Trust are currently involved in a dispute regarding whether the amount paid to Methode should be reduced by $86,908, which represents the amount of premiums included in the McGinleys’ income and deducted by Methode for federal tax purposes. If this dispute is not resolved by discussions between the parties, litigation or arbitration could result. In any such proceeding, Methode could raise the issue of whether Methode is entitled to an additional payment of $99,883 from the Irrevocable Trust. This represents the amount of premium payments included in the McGinleys’ taxable income and deducted by Methode for federal tax purposes and deducted from the premium reimbursement amount previously paid to Methode in connection with the insurance proceeds distributed upon the death of William McGinley.

OTHER INFORMATION

Stockholder Proposals

The Corporate Secretary must receive stockholder proposals no later than October 20, 2004 to be considered for inclusion in Methode’s proxy materials for its next annual meeting. Additionally, Methode’s advance notice by-law provisions require that any stockholder proposal to be presented from the floor of the next annual meeting must be received by the Corporate Secretary not later than the 60th day nor earlier than the 90th day prior to February 17, 2005 (the first anniversary of the preceding year’s annual meeting). If the date of Methode’s next annual meeting is more than 30 days before or more than 60 days after February 17, 2005, such stockholder proposals must be delivered no earlier than the 90th day prior to such annual meeting date and not later than the later of the 60th day prior to such annual meeting date or the 10th day following Methode’s public announcement of the meeting date for such annual meeting. Also, such proposal must be, under law, an appropriate subject for stockholder action in order to be brought before the meeting and must contain the information required by the advance notice by-law provision. These notices should be directed to the Corporate Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Additional Information

A copy of Methode’s Annual Report on Form 10-K for the fiscal year ended April 30, 2003 filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request directed to Investor Relations, Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706.

Other Matters

Neither the board of directors nor management knows of any other business that will be presented at the annual meeting. Should any other business properly come before the annual meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

By order of the Board of Directors

William T. Jensen
Chairman

Chicago, Illinois
January 16, 2004

APPENDIX 1
METHODE ELECTRONICS, INC.
AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards. All committee members shall be financially literate, and at least one member shall be an “audit committee financial expert,” as defined by SEC regulations.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditors’ qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, internal auditors, and management of the Company.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment, retention, and termination of the independent auditors, and the independent auditors must report directly to the audit committee. The committee also shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

A-1

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Conduct).

The committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management’s response.

The committee shall receive a report from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion required by Section 404 of the Sarbanes Oxley Act.

The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

The committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee also prepares its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

A-2

7401 WEST WILSON AVE. CHICAGO, IL 60706-4548	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL -
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Methode Electronics, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MELEC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METHODE ELECTRONICS, INC. COMMON STOCK
Vote On Directors
1.	The election of the following nominees as directors:	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
	01) Warren L. Batts 02) William C. Croft 03) Donald W. Duda 04) Christopher J. Hornung 05) William T. Jensen 06) Paul G. Shelton 07) Lawrence B. Skatoff 08) George C. Wright	[ ]	[ ]	[ ]

IMPORTANT — PLEASE VOTE, SIGN AND RETURN PROMPTLY.
When there is more than one owner of shares, both should sign. Signatures should correspond with names printed on this proxy card. When signing as an attorney, executor, administrator, trustee, or guardian, please add your full title as such. If a corporation, please sign in full corporate name, and this proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

METHODE ELECTRONICS, INC.
COMMON STOCK
P R O X Y
FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
METHODE ELECTRONICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

     The undersigned hereby appoints Warren L. Batts, William T. Jensen and George C. Wright, and each of them, with full power of substitution, as proxies to vote all shares of Methode Electronics, Inc. common stock which the undersigned is entitled to vote at the Annual Meeting of Methode Electronics, Inc. to be held on Tuesday, February 17, 2004 at 10:30 a.m., Chicago time, at The Rosewood Meeting Facility, 9421 W. Higgins Road, Rosemont, Illinois, and at any adjournment or postponement thereof.

     This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. If other business is presented at the Annual Meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies above.